EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 90 to the Registration Statement (File Nos. 2-14677 and 811-859) (the “Registration Statement”) of Massachusetts Investors Growth Stock Fund (the “Registrant”), of my opinion dated January 26, 2012, appearing in Post-Effective Amendment No. 87 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on January 26, 2012.

BRIAN E. LANGENFELD
Brian E. Langenfeld
Assistant Secretary

Boston, Massachusetts

March 27, 2013